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                                                                     EXHIBIT 2.9




                         CONTRIBUTION AND SALE AGREEMENT


                  This CONTRIBUTION AND SALE AGREEMENT (this "Agreement") is entered into as of this 30th day of December, 1999, by and between Charter Communications Holding Company, LLC, a Delaware limited liability company ("Charter Holdco"), and Charter Communications Holdings, LLC, a Delaware limited liability company ("Charter Holdings").

                                    RECITALS:

                  WHEREAS, Charter Holdco is the owner, beneficially and of record, of 100% of the outstanding membership interests of each of CC V Holdings, LLC, CC VI Holdings, LLC and CC VII Holdings, LLC (collectively the "Membership Interests");

                  WHEREAS, Charter Holdco desires to contribute the Membership Interests to Charter Holdings;

                  WHEREAS, Charter Holdings is authorized to issue membership units representing equity interests in Charter Holdings (the "Charter Holdings Membership Interests");

                  WHEREAS, Charter Holdings currently has outstanding 100 units of Charter Holdings Membership Interests, which are currently held by Charter Holdco; and

                  WHEREAS, Charter Holdings intends to issue additional units of Charter Holdings Membership Interests to Charter Holdco in exchange for Charter Holdco's contribution of the Membership Interests to Charter Holdings.

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending legally to be bound, hereby agree as follows:

                  1. Contribution of Membership Interests. Subject to the terms and conditions of this Agreement, Charter Holdco hereby contributes all of the Membership Interests to Charter Holdings, in the form of a contribution to the common equity capital of Charter Holdings, as of the Effective Date (as hereinafter defined), in exchange for the issuance by Charter Holdings of Charter Holdings Membership Interests to Charter Holdco.


                  2. Issuance of Charter Holdings Membership Interests. Subject to the terms and conditions of this Agreement, Charter Holdings hereby issues Charter Holdings Membership Interests to Charter Holdco, as of the Effective Date, in exchange for Charter Holdco's contribution of the Membership Interests to Charter Holdings.

                  3. Effective Date. This Agreement shall be deemed effective as of 12:02 a.m. on January 1, 2000 (the "Effective Date").

                  4. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of law principles.


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                  5.   Successors. This Agreement shall be binding upon and
shall inure to the benefit of the parties hereto and their respective successors, heirs, executors, administrators, legal representatives and permitted assigns.

                  6. Further Assurances. Each of the parties hereto shall at any time and from time to time following the date hereof, execute and deliver all such further instruments and take all such further actions as may be reasonably necessary to confirm or carry out the provisions hereof.

                  7. Amendment; Waiver; Termination. This Agreement cannot be amended, waived, or terminated except by a writing signed by the parties hereto.

                  8. INVALID PROVISIONS. IF ANY PROVISION OF THIS AGREEMENT IS HELD TO BE ILLEGAL, INVALID OR UNENFORCEABLE UNDER PRESENT OR FUTURE LAWS, SUCH PROVISION SHALL BE FULLY SEVERABLE, THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED AS IF SUCH ILLEGAL, INVALID OR UNENFORCEABLE PROVISION HAD NEVER COMPRISED A PART OF THIS AGREEMENT, AND THE REMAINING PROVISIONS OF THIS AGREEMENT SHALL REMAIN IN FULL FORCE AND EFFECT AND SHALL NOT BE AFFECTED BY THE ILLEGAL, INVALID OR UNENFORCEABLE PROVISION OR BY ITS SEVERANCE FROM THIS AGREEMENT. THE PARTIES FURTHER AGREE THAT, IN PLACE OF EACH SUCH ILLEGAL, INVALID OR UNENFORCEABLE PROVISION, THERE SHALL BE ADDED AUTOMATICALLY AS A PART OF THIS AGREEMENT A PROVISION AS SIMILAR TO SUCH ILLEGAL, INVALID OR UNENFORCEABLE PROVISION AS MAY BE POSSIBLE AND BE LEGAL, VALID AND ENFORCEABLE.

                  9. Counterparts. This Agreement may be executed in two or more separately executed counterparts, which may include faxed signature pages, each of which counterparts shall be deemed an original, but all of which together shall constitute one and the same instrument.


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                  IN WITNESS WHEREOF, the parties hereto have caused this
Agreement to be duly executed and delivered as of the date first above written and effective as of the Effective Date.



                                        CHARTER COMMUNICATIONS
                                         HOLDING COMPANY, LLC


                                        By:  /S/ CURTIS S. SHAW
                                           -------------------------------------
                                           Name: Curtis S. Shaw
                                           Title: Senior Vice President,
                                                   General Counsel and Secretary



                                        CHARTER COMMUNICATIONS
                                         HOLDINGS, LLC


                                        By:  /S/ CURTIS S. SHAW
                                           -------------------------------------
                                           Name: Curtis S. Shaw
                                           Title: Senior Vice President,
                                                   General Counsel and Secretary